Exhibit 10.20(b)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 1 TO SEED BANK SUPPLY AGREEMENT

This Amendment No. 1 to Seed Bank Supply Agreement (“Amendment No. 1”), effective as of the Amendment No. 1 Effective Date (defined in paragraph 1 below), is entered into by and between Oscine Corp., a Delaware corporation (“Oscine”), Hadasit Medical Research Services and Development Ltd., a company duly incorporated under the laws of Israel (“Hadasit”) and, solely for the purposes of Section 4 hereof, Sana Biotechnology, Inc., a Delaware corporation (“Sana”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Original Agreement.

WHEREAS, Oscine Therapeutics (U.S.), Inc. (“Oscine Therapeutics”) and Hadasit entered into that certain Seed Bank Supply Agreement dated July 9, 2018 (the “Original Agreement”).

WHEREAS, Oscine Therapeutics assigned all of its assets, including the Original Agreement, to Oscine Corp., an Affiliate of Oscine Therapeutics, effective as of August 31, 2018 (the “Assignment”)

WHEREAS, Sana), Oscine Holdings, LLC (Oscine’s parent company, referred to herein as “Holdings”), and the other parties named therein, intend to enter into a Stock Purchase Agreement, pursuant to which Sana shall acquire all of the outstanding stock of Oscine from Holdings (the “Stock Purchase Agreement”).

WHEREAS, in connection with the proposed acquisition of Oscine, Hadasit and Oscine wish to amend the Original Agreement on the terms set forth herein, to (i) confirm the Assignment by changing the references to Oscine Therapeutics (U.S.), Inc. in the Original Agreement to references to Oscine Corp. and (ii) otherwise amend and clarify certain terms of the Original Agreement. In addition, Hadasit, Oscine and Sana wish to agree to treat Sana as a Permitted Transferee, subject to Sections 4 and 6 below.

In consideration of the covenants and conditions contained herein, the parties hereby agree to the following:

1.

The “Amendment No. 1 Effective Date” shall be the date of the Closing (as defined in the Stock Purchase Agreement) of the Stock Purchase Agreement, but only if the date of the Closing is prior to December 31, 2020. For the avoidance of doubt and notwithstanding anything to the contrary, if the Closing does not occur prior to December 31, 2020, this Amendment No. 1 shall be void and of no further force or effect.

2.

The term “Agreement” as used in this Amendment No. 1 and in the Original Agreement shall mean the Original Agreement as amended hereby. Except as otherwise set forth herein, capitalized terms used herein shall have the meaning set forth in the Original Agreement.

3.

Hadasit consents to the Assignment. In connection therewith, the parties agree that Oscine Therapeutics (U.S.), Inc. is replaced as a party to the Agreement by Oscine Corp., and the term “Oscine” and all references to Oscine or Oscine Therapeutics (U.S.), Inc. in the Agreement shall be interpreted to mean Oscine Corp.

4.

Sana agrees to comply with all applicable obligations of a Permitted Transferee pursuant to a Permitted Transfer by Oscine to Sana under the Agreement. Sana agrees to comply with all confidentiality and non-use undertakings with respect to the Accompanying Regulatory Information and all other information concerning the Cell Line, the Seed Bank, and the Cell Line Derivatives as if it was Oscine under the Agreement. Sana agrees to provide to Hadasit with any regulatory and ethical approvals required for the Permitted Transfer. Hadasit hereby consents to the Permitted Transfer by Oscine to Sana and agrees that, subject to Section 6 below, this Section 4 of this Amendment No. 1 and Sana’s acknowledgement and agreement as set forth in this Section 4 satisfy the requisite terms of the Agreement required for the Permitted Transfer, including those set forth in Section 3.6(a)-(d) and, accordingly, Oscine may complete the Permitted Transfer to Sana as Permitted Transferee under the Agreement. Notwithstanding anything to the foregoing, nothing in this Amendment No 1. shall be construed to be an assumption by Sana of any obligations of Oscine or Oscine Therapeutics arising prior to the Amendment No. 1 Effective Date, nor shall it be deemed to relieve Oscine of any such obligations.

5.	Section 1.2.13 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“1.2.13 “License Payments” shall mean any payments or other consideration that Oscine or its Affiliates receives in connection with a License Transaction including without limitation license fees, license option fees, milestone payments, license maintenance fees, and equity, but excluding [***]. In the event that Oscine receives non-monetary consideration in connection with a License Transaction, or in the case of transactions not at arm’s-length, License

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Payments shall be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business. Notwithstanding the foregoing, “License Payments” shall not include: [***]. For the purpose of the foregoing, the “fair market value” of an entity’s equity securities shall be determined as follows: (a) if the shares of the relevant entity are not traded on a stock exchange or over the counter, the value of such equity securities as determined in good faith by Oscine’s Board of Directors, and (b) if the shares of the relevant entity are traded on a stock exchange or over the counter, the average closing price of such shares on the [***] trading days prior to the closing of the equity transaction.

To the extent that Oscine or its Affiliates receive payments or other consideration under an agreement that includes both a License Transaction and a license or sublicense for products, Intellectual Property, technology, or materials that are not covered by the License Transaction, then Oscine or its Affiliates shall calculate reasonably and in good faith the portion(s) of overall consideration in the transaction that will be considered License Payments (i.e. the amount attributable to rights granted with respect to Oscine Products) hereunder versus the amount that is not License Payments based on the relative value of the License Transaction as compared to the rights granted with respect to the other products, technology, Intellectual Property rights or material licensed or sublicensed by Oscine under such agreement in consideration for which such payment was made. Oscine shall notify Hadasit in writing of its calculation made under the foregoing clauses (i) and/or (ii) within [***] days of receipt of License Payments (“License Payments Calculation Notice”) and shall provide such supporting detail and documentation to support its calculation as is reasonably needed in order for Hadasit to determine the reasonableness of such calculation; provided that if Oscine has reasonable confidentiality concerns regarding trade secret information related to Oscine’s other projects or Intellectual Property that may be included in such documentation, Oscine shall not be required to provide details with respect to such information and may instead provide a general summary or overview of such information. During the [***] days period following the provision of such License Payments Calculation Notice, Oscine shall cooperate with Hadasit in good faith to answer any questions Hadasit may have regarding such calculation. If Hadasit disputes Oscine’s calculation, then the parties will confer, as soon as practicable, to resolve the dispute. If the parties are unable to resolve such dispute amicably through good faith discussion within [***] days after Hadasit’s receipt of the License Payments Calculation Notice, the dispute shall be escalated to [***] for resolution. If the matter remains unresolved for [***] days after such escalation then Hadasit may refer the matter to an independent neutral third party expert (“Expert”) who (a) has significant relevant experience in the subject matter of the dispute and no financial interest with respect to either party and (b) is reasonably acceptable to Oscine, for a binding determination of the calculation. The Expert will be under obligations of confidentiality with respect to the proceedings and all information disclosed by or on behalf of the parties in connection therewith. The costs associated with such Expert shall be borne by [***], but [***] may deduct [***] of such Expert from any License Payments owed to [***].

6.	Section 1.2.14 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“1.2.14. “License Transaction” shall mean the grant by Oscine and/or its Affiliate (including Sana) of a license to Oscine’s and/or its Affiliate’s Intellectual Property relating to the development, manufacture and sale of Oscine Product(s).

7.	The following is added as a new Section 3.7 to the Agreement following the existing Section 3.6 of the Original Agreement:

“3.7 Notwithstanding anything to the contrary, Sana, as a Permitted Transferee, may further transfer the Seed Bank Cells, the Accompanying Regulatory Documentation, and the development or production activities relating to Oscine Products to additional Permitted Transferees as if it were Oscine under, and solely in accordance with, Section 3.5 and 3.6 above.”

8.	Section 4.2 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“4.2 Each of the Parties shall also comply with (and Oscine shall cause its Permitted Transferees to comply with) all applicable laws and regulations and the Guidelines for Stem Cell Research and Clinical Translation promulgated by the International Society for Stem Cell Research (to the extent applicable, the “ISSCR Guidelines”) in the use of the Seed Bank Cells, the Cell Line Derivatives and in respect of any transfer thereof by or from Oscine and/or the Permitted Transferee (as applicable) in the development, production, use and sale of Oscine Products (to the extent applicable).”

9.	Section 4.3.2 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“4.3.2 Oscine undertakes that it shall be responsible for obtaining and causing to remain in effect, and shall comply with (and shall require that Permitted Transferees undertake to comply with), the MOH requirements set forth in Annex C, and any additional applicable national and international licenses, permits, approvals, consents and the ISSCR Guidelines as may be required for or apply to the use of the Seed Bank Cells, and Cell Line Derivatives by Oscine, the performance by Oscine and/or Permitted Transferees of its rights and obligations under this Agreement, and the development, manufacture, use and sale of Oscine Products.”

10.	Section 5.1 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“5.1 Oscine, its Affiliates and its Permitted Transferees shall use the Seed Bank Cells that are supplied by Hadasit pursuant to this Agreement solely for the purpose of researching, developing, producing, manufacturing and commercializing the Oscine Products, and not for any other purpose. Nothing in this Agreement shall be construed as granting Oscine any right or licenses to any Intellectual Property that is owned or controlled by Hadasit and that relates to the methods and processes used by Hadasit for the development and production of the Cell Line, or the Seed Bank Cells, provided that Oscine shall be entitled to disclose the Accompanying Regulatory Information to the regulatory authorities such as the FDA, and EMA solely to the extent required to obtain regulatory approval for the Oscine Products in the applicable jurisdictions.”

11.	Section 6.7 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“6.7. Oscine shall pay to Hadasit the following amounts with respect to each License Transaction:

(a) [***]% of the License Payments received with respect to a License Transaction entered into within [***] of the Effective Date, other than Royalty payments;

(b) [***]% of the License Payments received with respect to a License Transaction entered more than [***] after the Effective Date but not later than [***] following the Effective Date other than Royalty payments;

(c) [***]% of the License Payments received with respect to a License Transaction entered more than [***] following the Effective Date but within [***] following the Effective Date. [***]. For the avoidance of doubt, Oscine shall remain liable to pay the Royalty due for sales of Oscine Products by a licensee during the entire period of the Royalty as set forth in Section 6.5.3.”

12.	Section 7.1 of the Original Agreement is hereby deleted and replaced in its entirety by the following:

“7.1 Oscine shall provide Hadasit at least every [***] months a written statement, signed by the [***] regarding whether it is continuing to develop Oscine Products on the basis of the Seed Bank Cells, and shall include a brief update as to the current status of its program for development of the Oscine Products on the basis of the Seed Bank Cells. Oscine shall also provide to Hadasit a copy of [***] by or on behalf of Oscine, and any documentation related thereto, as soon as such results are obtained, and Hadasit shall be free to use such results for any purposes. For purpose of clarification, Oscine shall not be obligated to provide [***] relating to Oscine Product(s).”

13.	Section 12.3 of the Original Agreement is hereby deleted and replaced in its entirety by the following:

“12.3. Without derogating from the foregoing, Hadasit shall be entitled to terminate this Agreement, by providing 30 (thirty) days’ prior written notice to Oscine, if Oscine fails to pay Hadasit any payment when due pursuant to Section 7 above and Oscine fails to remedy this within [***] days of Hadasit’s notice; provided that, if a Bona Fide Dispute exists between the parties as to whether such amounts are due or owing, the [***] day period shall be tolled pending resolution of such dispute in accordance with the procedure set forth in clauses (a) through (d) below. For the purposes of the above, the terms “Bona Fide Dispute” shall be deemed to exist if Oscine believes reasonably and in good faith that it is not required to pay the sums in dispute and has placed the sums in dispute or other sufficient collateral in escrow in a manner reasonably acceptable to the other side until the dispute is resolved.

(a) In the event of a Bona Fide Dispute, upon written request by either party to the other party, the parties shall promptly negotiate in good faith to appoint a mutually acceptable, disinterested, conflict-free individual not affiliated with either party to resolve such dispute (an “Arbitrator”). If the parties are not able to agree within ten (10) business days after the receipt of the written request in the immediately preceding sentence, either party may request of the Israel Bar Association that it promptly select an Arbitrator, with relevant commercial experience, from its panel of arbitrators. Subject to clause (b) below, the fees and costs of the Arbitrator shall be shared equally (50%) by the parties.

(b) Within [***] days after the designation of the Arbitrator, the parties shall each simultaneously submit to the Arbitrator and to each other a written statement of their respective positions on such disagreement. Each party shall have [***] days from receipt of the other party’s statement to submit a written response, which shall include any technical information in support of such response. The Arbitrator shall have the right to meet with the parties, either alone or together, as necessary to make a determination.

(c) No later than [***] days after the designation of the Arbitrator, the Arbitrator shall render his/her decision, and s/he shall provide the parties with a written statement setting forth the basis of the decision.

(d) In the event that the Arbitrator rules in favor of Hadasit, Oscine shall reimburse Hadasit in full for Hadasit’s share of the fees and costs of the Arbitrator and for all of Hadasit’s reasonable out-of-pocket expenses (including attorneys fees) incurred in connection with the arbitration proceedings. In addition, Oscine shall pay Hadasit interest on the amount awarded in accordance with Section 6.11.”

14.	Section 13.2 of the Original Agreement is hereby deleted and replaced in its entirety by the following:

“13.2 Notwithstanding the foregoing, Oscine shall be entitled to assign all of its rights and/or obligations hereunder to the acquiring or surviving entity in an M&A Transaction, subject to the provisions of Sections 3.5 and 3.6.”

Except as expressly set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment No. 1 and the Original Agreement, the terms and conditions set forth in this Amendment No. 1 shall control with respect to the subject matter hereof.

No provision of this Amendment No. 1 may be amended or otherwise modified except by a writing signed by the parties to this Amendment No. 1. The parties may execute this Amendment No. 1 in counterparts, each of which will be deemed an original, but all of which together constitute one and the same agreement. This Amendment No. 1 may be delivered by facsimile transmission or electronic mail, and such copies of executed signature pages will be binding as originals.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

OSCINE CORP.		HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD.

By:	/s/ Christina Trojel-Hansen, Ph.D.	By:	/s/ Dr. Tamar Raz
Name:	Christina Trojel-Hansen, Ph.D.	Name:	Dr. Tamar Raz
Title:	Chief Executive Officer	Title:	CEO
Date:	September 10, 2020	Date:	August 31, 2020

IN WITNESS WHEREOF, Oscine Therapeutics consents and agrees to the amendment of the Agreement as set forth herein and the termination of it as a party thereto.

OSCINE THERAPEUTICS (U.S.) INC.

By:	/s/ Steven A. Goldman, M.D., Ph.D.
Name:	Steven A. Goldman, M.D., Ph.D.
Title:	Chief Executive Officer
Date:	September 10, 2020

IN WITNESS WHEREOF, Sana, by its duly authorized representatives, agrees to the terms of Section 4 of this Amendment No. 1 as of the Amendment No. 1 Effective Date

SANA BIOTECHNOLOGY, INC.

By:	/s/ Christian Hordo
Name:	Christian Hordo
Title:	Chief Business Officer
Date:	September 10, 2020

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